Exhibit 10.37A

First Amendment to

Loan Arrangement and Reimbursement Agreement

FIRST AMENDMENT, dated as of June 15, 2011 (this “Amendment”), to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Arrangement Agreement”), between Tesla Motors, Inc. (the “Borrower”) and the United States Department of Energy (“DOE”). Unless otherwise defined herein, terms defined in the Arrangement Agreement and used herein shall have the meanings given to them in the Arrangement Agreement.

WHEREAS, the parties to the Arrangement Agreement desire to make amendments to the Arrangement Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Arrangement Agreement. The Arrangement Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

(a) Section 8.4 (Other Information). Section 8.4 is hereby amended by:

(i) deleting the word “and” at the end of clause (e);

(ii) replacing the period at the end of clause (f) with “; and”; and

(iii) adding a new clause (g) as follows:

“(g)(i) written notice with respect to any noncompliance with applicable federal motor vehicle safety standards or existence of a defect which would reasonably be expected to lead to a general recall for repairs of any of the Borrower’s (or its Affiliates’) vehicles (x) within 5 Business Days after Borrower (or its Affiliates) determines the existence of such noncompliance or defect, if written notification to federal regulatory authorities is not otherwise required or (y) if written notification of such noncompliance or defect to federal regulatory authorities is required, concurrently with such written notification to the applicable federal regulatory authorities, and (ii) if such recall is to be made, a copy of any proposed press release by Borrower or its Affiliates related thereto as soon as possible after it has been prepared but, in any event, prior to the public release thereof.”

(b) Definition of “Cash Equivalents.” The definition of “Cash Equivalents” set forth in Annex A (Definitions) to the Arrangement Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Cash Equivalents” means any of the following:

(i) marketable securities that are direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of principal and interest of which is fully guaranteed by the United States, in each case maturing not more than 360 days from the date of the acquisition thereof;

(ii) marketable securities that are obligations issued by, or the timely payment of principal and interest is fully guaranteed by, any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing not more than 360 days from the date of the acquisition thereof;

(iii) marketable securities that are direct obligations of any member of the European Economic Area, Switzerland or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, in each case maturing not more than 360 days from the date of the acquisition thereof and, at the time of acquisition thereof having a credit rating of at least AA- (or the then equivalent grade) by Moody’s or Aa3 (or the then equivalent grade) by S&P;

(iv) marketable securities that are general obligations issued by any state of the United States or any political subdivision thereof or any or any instrumentality thereof that is guaranteed by the full faith and credit of such state, in each case maturing not more than 360 days from the date of the acquisition thereof and, at the time of acquisition thereof having a credit rating of at least AA- (or the then equivalent grade) by Moody’s or Aa3 (or the then equivalent grade) by S&P;

(v) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(vi) fully collateralized repurchase agreements with a term of not more than thirty (30) days for obligations of the type described in clause (i), (ii), (iii) or (iv) above and entered into with a financial institution satisfying the criteria described in clause (vii) below;

(vii) for an investment period of no longer than 180 days, demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any commercial bank that (x) is organized under the laws of the United States or any State thereof, or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any State thereof, any member of the European Economic Area, Switzerland or Japan, (y) is subject to supervision and examination by federal or state banking authorities and (z) has either (1) combined capital and surplus of at least $500,000,000 or (2) the highest credit rating obtainable from S&P and Moody’s;

(viii) shares of any money market mutual fund (x) that has net assets of not less than $500,000,000, (y) where the maximum weighted average maturity of such fund’s portfolio is sixty (60) days and (z) that has a credit rating of Aaa (or the then equivalent grade) by Moody’s; and

(ix) the Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603.

With respect to any Foreign Subsidiary, “Cash Equivalents” shall also include any Investment substantially comparable to the foregoing but in the currency of the jurisdiction of organization of such Subsidiary, Euros or U.S. Dollars.”

(c) Definition of “Limited Cash Equivalents.” The definition of “Limited Cash Equivalents” set forth in Annex A (Definitions) to the Arrangement Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Limited Cash Equivalents” means any of the following:

(i)(x) marketable securities that are direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of principal and interest of which is fully guaranteed by the United States, in each case maturing not more than 360 days from the date of the acquisition thereof by (or on behalf of) the Borrower or its Subsidiaries; or (y) marketable securities that are obligations issued by, or the timely payment of principal and interest is fully guaranteed by, any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing not more than 360 days from the date of acquisition thereof by (or on behalf of) the Borrower or its Subsidiaries; provided that with respect to any single agency or instrumentality, the investments permitted under clause (i)(y) shall at no time exceed 5% of the aggregate amount at any time invested in Limited Cash Equivalents;

(ii) shares of any money market mutual fund (x) that has net assets of not less than $500,000,000, (y) where the maximum weighted average maturity of such fund’s portfolio is sixty (60) days and (z) that has a credit rating of Aaa (or the then equivalent grade) by Moody’s;

(iii) fully collateralized repurchase agreements with a term of not more than thirty (30) days for obligations of the type described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) below;

(iv) for an investment period of no longer than 180 days, demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any commercial bank that (x) is organized under the laws of the United States or any State thereof, (y) is subject to supervision and examination by federal or state banking authorities and (z) either (1) has combined capital and surplus of at least $500,000,000 or (2) has the highest credit rating obtainable from S&P and Moody’s; and

(v) the Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603.”

(d) Summary Chart. For the convenience of the parties, a summary of the amendments described in Sections 1(b) and 1(c) of this Amendment is being attached hereto as Exhibit A. This summary does not purport to be complete and must be read in conjunction with the amendments described in Sections 1(b) and 1(c) of this Amendment. In the event of any conflict between the amendments described in Sections 1(b) and 1(c) of this Amendment and the summary attached hereto as Exhibit A, the amendments described in Sections 1(b) and 1(c) of this Amendment will prevail.

SECTION 2. Amendment of Control Agreements. Pursuant to Section 12.1 of the Arrangement Agreement and Section 6.1 of the Collateral Trust Agreement, DOE hereby consents to the amendment of (a) that certain Blocked Account Control Agreement (Dedicated Account), dated as of January 20, 2010, among Tesla Motors, Inc., PNC Bank, National Association, and Midland Loan Services, Inc. (predecessor to PNC Bank, National Association, doing business as Midland Loan Services, a Division of PNC Bank, National Association), and (b) that certain Blocked Account Control Agreement (Initial Debt Service Account), dated as of January 20, 2010, among Tesla Motors, Inc., PNC Bank, National Association, and Midland Loan Services, Inc. (predecessor to PNC Bank, National Association, doing business as Midland Loan Services, a Division of PNC Bank, National Association), in each case solely to the extent necessary to give effect to the amendments to the Arrangement Agreement described in Section 1(c) of this Amendment.

SECTION 3. Representations and Warranties. Each of the Obligors hereby represents and warrants to DOE that:

(a) As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(b) Each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 4. Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when DOE (i) shall have received copies of all board, stockholder and other corporate approvals required for this Amendment, (ii) shall have received duly executed counterparts hereof that bear the signatures of Borrower and any other Obligor appearing on the signature page hereof (it being agreed that the receipt of duly executed counterparts delivered by facsimile or electronic transmission in Electronic Format shall be sufficient to satisfy the requirements of this clause (ii)), and (iii) shall have executed this Amendment.

SECTION 5. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of DOE under the Arrangement Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other provision of the Arrangement Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Arrangement Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Arrangement Agreement” in any other Loan Document shall be deemed a reference to the Arrangement Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Arrangement Agreement and the other Loan Documents.

SECTION 6. Consent and Reaffirmation. (a) Each Guarantor hereby consents to this Amendment and the transactions contemplated hereby, (b) each of Borrower and the Guarantors agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee, the Security Agreement and each of the other Loan Documents continue to be in full force and effect, (c) each Guarantor confirms its guarantee of the Guaranteed Obligations (as defined in the Guarantee and which definition, for clarity, incorporates by reference all Note P Obligations and all Note S Obligations under the Arrangement Agreement as amended hereby), and each of Borrower and the Guarantors confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, all as provided in the Loan Documents, and (d) each of Borrower and the Guarantors acknowledges that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

SECTION 7. Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

SECTION 8. Counterparts. This Amendment may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or electronic transmission in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

SECTION 9. Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF
ENERGY

By:	/s/ David Frantz
Name: David Frantz
Title: Acting Director, ATVM Loan
Program

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: CFO

TESLA MOTORS NEW YORK LLC

By:	Tesla Motors, Inc., its sole member

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: CFO

TESLA MOTORS LEASING, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

[Signature Page to First Amendment to Loan Arrangement and Reimbursement Agreement]

Exhibit A

PERMITTED INVESTMENTS

Tesla Motors, Inc.

Department of Energy Loan Facility

		Non Dedicated Cash Accounts	Dedicated Account and Initial Debt Service Account
PNC
i)	Marketable securities that are direct obligations of the U.S. or where principal/interest are fully guaranteed by the U.S.	Maturities up to 360 days from date of acquisition	Maturities up to 360 days from date of acquisition

ii)	Marketable securities that are issued by any agency of the U.S. or where principal/interest are fully guaranteed by an agency of the U.S., all of which are backed by the U.S.	Maturities up to 360 days from date of acquisition	Maturities up to 360 days from date of acquisition, provided that agencies can at no time exceed 5% of the dedicated account value

iii)	Marketable securities that are direct obligations of any member of the EEA, Switzerland or Japan, or any agency thereof, or obligations unconditionally guaranteed by such countries	Maturities up to 360 days from date of acquisition, provided that credit rating at time of acquisition is AA- (Moody’s) or Aa3 (S&P)	Not permitted, except any instruments held by a Money Market fund in viii)

iv)	Marketable securities that are general obligations of any U.S. state or political subdivision thereof that is guaranteed by such state	Maturities up to 360 days from date of acquisition, provided that credit rating at time of acquisition is AA- (Moody’s) or Aa3 (S&P)	Not permitted, except any instruments held by a Money Market fund in viii)

v)	Commercial paper issued by any entity organized under the laws of the U.S. or any state	Maturities up to 270 days from date of acquisition, provided CP is rated at least P-1 (Moody’s) or A-1 (S&P)	Not permitted, except any instruments held by a Money Market fund in viii)

vi)	Fully collateralized repurchase agreements	Term not to exceed 30 days for obligations of the type (i) to (iv) above, and meeting the financial institution requirements listed under (vii)(a) below	Term not to exceed 30 days for obligations of the type (i) to (ii) above, and meeting the financial institution requirements listed under (vii)(b) below

vii) a)	Demand deposits, time deposits, CD’s
or bankers’ acceptances of any
commercial bank that is (x) organized
under the laws of the U.S. or any state,
or the principal banking subsidiary of a
bank holding company organized under
the laws of the U.S., any state, the
EEA, Switzerland or Japan; (y) subject
to supervision/examination by federal
or state banking authorities and (z)
either (a) has combined capital and
surplus of at least $500 million or (b)
has the highest rating obtainable from
	S&P and Moody’s	Maturities up to 180 days	Not permitted.

vii) b)	Demand deposits, time deposits, CD’s or bankers’ acceptances of any commercial bank that is (x) organized under the laws of the U.S. or any state; (y) subject to supervision/examination by federal or state banking authorities and (z) either (a) has combined capital and surplus of at least $500 million or (b) has the highest rating obtainable from S&P and Moody’s	Covered under (vii)(a) above	Maturities up to 180 days

viii)	Money market funds that have net assets of not less than $500M and	Average maturity of assets is 60 days or less and a credit rating of Aaa (Moody’s)	Average maturity of assets is 60 days or less and a credit rating of Aaa (Moody’s)

ix)	The Fidelity Funds, Government Fund, class three shares, CUSIP: 316175603	Permitted	Permitted